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                                                                    EXHIBIT 99.3

                                    CONSENT
                                       OF
                     CREDIT SUISSE FIRST BOSTON CORPORATION

Board of Directors
General Semiconductor, Inc.
10 Melville Park Road
Melville, NY 11747-3113

Members of the Board:


    We hereby consent to the inclusion of our opinion letter, dated July 31, 2001, to the Board of Directors of General Semiconductor, Inc. (the "Company") as Exhibit 99.4 to the Amendment No. 1 to the Registration Statement of Vishay Intertechnology, Inc. on Form S-4, No. 333-69004 (the "Registration Statement") relating to the proposed merger of Vishay Acquisition Corporation, a wholly-owned subsidiary of Vishay Intertechnology, Inc., with and into the Company and references made to such opinion in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


CREDIT SUISSE FIRST BOSTON CORPORATION

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
By:   /s/ DANIEL V. SCHLEIFMAN
      ---------------------------------------
      Name: Daniel V. Schleifman
      Title:  Managing Director
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September 26, 2001